FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

                              April 14, 2000
             Date of Report (Date of earliest event reported)

                         Monument Galleries, Inc.
          (Exact name of registrant as specified in its charter)

          COLORADO                           84-1461919
     (State or other                         (IRS Employer
      jurisdiction of                        Identification No.)
      Incorporation)

                         3225 East 2nd Ave.
                         DENVER, COLORADO            80206
          (Address of principal executive offices) (Zip Code)


                          (303) 393-1600
[/TABLE]
          (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

          On April 6, 2000, Monument Galleries, Inc. (the "Company") entered into an Agreement and Plan of Reorganization with Real Estate Opportunities, Inc., a Colorado corporation, for the purpose of acquiring from the shareholders of Real Estate Opportunities, Inc. all of its
outstanding capital stock (the "Agreement").   Consummation of the
transactions contemplated by the Agreement is subject to several conditions and the Agreement is not expected to close prior to April 28, 2000. A copy of the Agreement is attached as Exhibit 1 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS:

     A.  Exhibits:

          Exhibit 1.  Agreement and Plan of Reorganization.

                                 SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MONUMENT GALLERIES, INC.



Date: April 14, 2000     BY: /S/ F. JEFFREY KRUPKA

                              F. Jeffrey Krupka. President